Electronic Articles of Incorporation	P08000058513
For	June 16, 2008
Sec. Of State
ALCHEMICAL CAPITAL CORP.	Ipoole

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:

ALCHEMICAL CAPITAL CORP.

Article II
The principal place of business address:

9116 BYRON AVENUE SURFSIDE, FL.   33154

The mailing address of the corporation is:

9116 BYRON AVENUE SURFSIDE, FL.   33154

Article III
  The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
  The number of shares the corporation is authorized to issue is:
100000000

P08000058513
June 16, 2008
Sec. Of State
Ipoole

Article V
The name and Florida street address of the registered agent is:

MICHAEL H HOFFMAN
9116 BYRON A VENUE SURFSIDE. FL.   33154

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:   MICHAEL H HOFFMAN

Article VI
The name and address of the incorporator is:

COLLEEN FOYO
9116 BYRON AVENUE
SURFSIDE, FL 33154

Incorporator Signature:   COLLEEN FOYO

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:

Title:   P, D COLLEEN FOYO 9116BYRONAVNUE SURFSIDE, FL.   33154